Exhibit 99.1

M/I Homes Reports
2026 Third Quarter Results

Columbus, Ohio (October 21, 2026) - M/I Homes, Inc. (NYSE:MHO) announced results for the three and nine months ended September 30, 2026.

2026 Third Quarter Results:
•New contracts decreased 2% to 1,861
•Homes delivered decreased 2% to 2,241
•Revenue declined 5% to $1.1 billion
•Gross margin of 20.9%; 21.3% excluding inventory charges
•Pre-tax income of $87 million, including inventory charges of $5 million, down 38%
•Net income of $67 million ($2.56 per diluted share) versus $107 million ($3.92 per diluted share)
•Shareholders’ equity reached a record $3.3 billion, with book value per share increasing to a record $130
•Repurchased $50 million of common stock
•Homebuilding debt to capital ratio of 18%

The Company reported pre-tax income of $86.9 million and net income of $66.6 million ($2.56 per diluted share). These results include pre-tax inventory charges of $4.7 million ($0.14 per diluted share). This compares to pre-tax income of $139.8 million and net income of $106.5 million, or $3.92 per diluted share, for the third quarter of 2025. For the nine months ended September 30, 2026, pre-tax income was $280.6 million and net income was $213.5 million, or $8.14 per diluted share. This compared to pre-tax income of $446.0 million and net income of $339.0 million, or $12.32 per diluted share, for the same period of 2025.

Homes delivered in 2026's third quarter decreased 2% to 2,241 homes. This compares to 2,296 homes delivered in 2025’s third quarter. Homes delivered for the nine months ended September 30, 2026 were 6,361 compared to 2025’s deliveries of 6,620 for the nine months ended September 30, 2025, a decrease of 4%. New contracts decreased 2% to 1,861 for the third quarter of 2026 compared to 1,908 in last year’s third quarter. For the first nine months of 2026, new contracts were 6,598 compared to 6,278 in 2025, an increase of 5%. Homes in backlog at September 30, 2026 had a total sales value of $1.1 billion, a 9% decrease from a year ago. Backlog units at September 30, 2026 decreased 7% to 2,046 homes, with an average sales price of $539,000. At September 30, 2025, backlog sales value was $1.2 billion, with backlog units of 2,189 and an average sales price of $553,000. M/I Homes had 246 communities at September 30, 2026 compared to 233 communities at September 30, 2025. The Company's cancellation rate was 12% in both the third quarter of 2026 and 2025.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “Our third quarter results reflect increasingly difficult market conditions, including higher mortgage interest rates, weaker demand and growing economic uncertainty. Notwithstanding these conditions, we produced fairly solid results generating $87 million of pre-tax income, equating to an 8% return. Despite the current conditions, we remain confident in the long-term fundamentals of the housing industry. Our financial condition is excellent, is highlighted by a very strong balance sheet with record shareholders’ equity of $3.3 billion, no borrowings under our $900 million unsecured credit facility, cash of $621 million, a homebuilding debt-to-capital ratio of 18%, and a net debt-to-capital ratio of 2%. We are well positioned to manage through this current cycle given the strength of our balance sheet, low debt levels, diverse product offerings and well-located communities.”

The Company will broadcast live its earnings conference call today at 10:30 A.M. Eastern Time. To listen to the call live, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through October 2027.

M/I Homes, Inc., celebrating its 50th year in business in 2026, is one of the nation’s leading homebuilders of single-family homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Minneapolis/St. Paul, Minnesota; Detroit, Michigan; Tampa, Sarasota, Fort Myers/Naples and Orlando, Florida; Austin, Dallas/Fort Worth, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina and Nashville, Tennessee.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “envisions,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities, construction defects, product liability and warranty claims and various governmental rules and regulations including changes in trade policy affecting business such as new or increased tariffs, as well as the potential impact of retaliatory tariffs and other penalties, as more fully discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. We undertake no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Ann Marie W. Hunker, Vice President, Chief Accounting Officer and Controller, (614) 418-8225
Mark Kirkendall, Vice President, Treasurer, (614) 418-8021

M/I Homes, Inc. and Subsidiaries
Summary Statement of Income (unaudited)
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
New contracts	1,861	1,908	6,598	6,278
Average community count	240	234	236	228
Cancellation rate	12%	12%	10%	12%
Backlog units	2,046	2,189	2,046	2,189
Backlog sales value	$1,103,044	$1,210,790	$1,103,044	$1,210,790
Homes delivered	2,241	2,296	6,361	6,620
Average home closing price	$460	$477	$459	$477

Homebuilding revenue:
Housing revenue	$1,031,362	$1,095,418	$2,921,946	$3,159,924
Land revenue	11,963	1,724	41,777	12,933
Total homebuilding revenue	$1,043,325	$1,097,142	$2,963,723	$3,172,857

Financial services revenue	32,744	34,649	96,311	97,619
Total revenue	$1,076,069	$1,131,791	$3,060,034	$3,270,476

Cost of sales - operations	846,869	854,122	2,388,544	2,453,405
Cost of sales - inventory charges	4,723	7,583	8,923	7,583
Gross margin	$224,477	$270,086	$662,567	$809,488
General and administrative expense	76,568	70,766	207,952	197,086
Selling expense	64,611	64,049	183,974	180,490
Operating income	$83,298	$135,271	$270,641	$431,912
Interest income, net of interest expense	(3,578)	(4,548)	(9,969)	(14,122)
Income before income taxes	$86,876	$139,819	$280,610	$446,034
Provision for income taxes	20,323	33,329	67,157	107,064
Net income	$66,553	$106,490	$213,453	$338,970

Earnings per share:
Basic	$2.62	$4.01	$8.31	$12.60
Diluted	$2.56	$3.92	$8.14	$12.32

Weighted average shares outstanding:
Basic	25,431	26,544	25,699	26,895
Diluted	25,949	27,188	26,233	27,513

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	As of
	September 30,
	2026	2025
Assets:
Total cash, cash equivalents and restricted cash	$620,595	$734,174
Mortgage loans held for sale	232,575	239,585
Inventory:
Lots, land and land development	1,846,926	1,743,476
Land held for sale	37,867	9,231
Homes under construction	1,488,266	1,457,843
Other inventory	227,589	202,280
Total Inventory	$3,600,648	$3,412,830

Property and equipment - net	34,884	32,668
Investments in joint venture arrangements	87,167	81,514
Operating lease right-of-use assets	49,793	50,322
Goodwill	16,400	16,400
Deferred income tax asset	4,508	13,451
Other assets	213,595	188,600
Total Assets	$4,860,165	$4,769,544

Liabilities:
Debt - Homebuilding Operations:
Senior notes due 2028 - net	$399,007	$398,233
Senior notes due 2030 - net	298,251	297,747
Total Debt - Homebuilding Operations	$697,258	$695,980

Notes payable bank - financial services operations	230,424	231,979
Total Debt	$927,682	$927,959

Accounts payable	229,132	257,981
Operating lease liabilities	51,637	51,968
Other liabilities	399,147	382,187
Total Liabilities	$1,607,598	$1,620,095

Shareholders’ Equity	3,252,567	3,149,449
Total Liabilities and Shareholders’ Equity	$4,860,165	$4,769,544

Book value per common share	$129.94	$120.44
Homebuilding debt to capital ratio (1)	18%	18%
(1)The ratio of homebuilding debt to capital is calculated as the carrying value of our homebuilding debt outstanding divided by the sum of the carrying value of our homebuilding debt outstanding plus shareholders’ equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data (unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Cash (used in) provided by operating activities	$(13,319)	$43,414	$159,218	$146,056
Cash used in investing activities	$(34,013)	$(15,452)	$(40,768)	$(30,698)
Cash used in financing activities	$(68,014)	$(94,186)	$(187,044)	$(202,754)

Land/lot purchases	$135,209	$115,372	$345,505	$363,106
Land development spending	$154,418	$181,320	$413,523	$421,927
Land sale revenue	$11,963	$1,724	$41,777	$12,933
Land sale gross profit	$2,304	$163	$9,994	$4,151

Financial services pre-tax income	$13,432	$16,598	$41,952	$47,180

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results (1)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income	$66,553	$106,490	$213,453	$338,970
Add:
Provision for income taxes	20,323	33,329	67,157	107,064
Interest income - net	(6,484)	(8,118)	(18,480)	(23,885)
Interest amortized to cost of sales	7,915	7,651	22,561	22,779
Depreciation and amortization	5,775	5,116	16,362	14,797
Non-cash charges	9,357	12,108	22,303	20,224
Adjusted EBITDA	$103,439	$156,576	$323,356	$479,949

(1) We believe these non-GAAP financial measures are relevant and useful to investors in understanding our operations and may be helpful in comparing us with other companies in the homebuilding industry to the extent they provide similar information. These non-GAAP financial measures should be used to supplement our GAAP results in order to provide a greater understanding of the factors and trends affecting our operations.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	NEW CONTRACTS
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
Region	2026	2025	Change	2026	2025	Change
Northern	746	742	1%	2,788	2,680	4%
Southern	1,115	1,166	(4)%	3,810	3,598	6%
Total	1,861	1,908	(2)%	6,598	6,278	5%

	HOMES DELIVERED
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			%			%
Region	2026	2025	Change	2026	2025	Change
Northern	949	942	1%	2,593	2,735	(5)%
Southern	1,292	1,354	(5)%	3,768	3,885	(3)%
Total	2,241	2,296	(2)%	6,361	6,620	(4)%

	BACKLOG
	September 30, 2026			September 30, 2025
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price
Northern	1,031	$595	$577,000	1,081	$609	$563,000
Southern	1,015	$508	$501,000	1,108	$602	$544,000
Total	2,046	$1,103	$539,000	2,189	$1,211	$553,000

	LAND POSITION SUMMARY
	September 30, 2026			September 30, 2025
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total
Northern	6,880	13,396	20,276	7,140	10,843	17,983
Southern	16,545	12,113	28,658	17,268	15,374	32,642
Total	23,425	25,509	48,934	24,408	26,217	50,625

M/I Homes, Inc. and Subsidiaries
Non-GAAP Reconciliation (1)
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Income before income taxes	$86,876	$139,819	$280,610	$446,034
Add: Inventory charges (2)	4,723	7,583	8,923	7,583
Adjusted income before income taxes	$91,599	$147,402	$289,533	$453,617

Net income	$66,553	$106,490	$213,453	$338,970
Add: Inventory charges - net of tax (2)	3,618	5,991	6,788	5,991
Adjusted net income	$70,171	$112,481	$220,241	$344,961

Inventory charges - net of tax (2)	$3,618	$5,991	$6,788	$5,991
Divided by: Diluted weighted average shares outstanding	25,949	27,188	26,233	27,513

Diluted earnings per share related to inventory charges (2)	$0.14	$0.22	$0.26	$0.22

Add: Diluted earnings per share	2.56	3.92	8.14	12.32

Adjusted diluted earnings per share	$2.70	$4.14	$8.40	$12.54

(1)    We believe these non-GAAP financial measures are relevant and useful to investors in understanding our operations and may be helpful in comparing us with other companies in the homebuilding industry to the extent they provide similar information. These non-GAAP financial measures should be used to supplement our GAAP results in order to provide a greater understanding of the factors and trends affecting our operations.
(2)    Represents the related charges divided by diluted weighted average shares outstanding during the respective period as presented in the Summary Statement of Income.